Morgan Stanley Global Fixed Income Opportunities
Fund
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  First Data Corp. 5.750% due
1/15/2024
Purchase/Trade Date:	 11/5/2015
Offering Price of Shares: $100.000
Total Amount of Offering: $2,200,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: .027
Percentage of Fund's Total Assets: .18
Brokers:  Deutsche Bank Securities Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated,
Citigroup Global Markets Inc., Morgan Stanley &
Co. LLC , PNC Capital Markets LLC, Credit Suisse
Securities (USA) LLC, HSBC Securities (USA)
Inc., Mizuho Securities USA Inc., SunTrust
Robinson Humphrey, Inc., KKR Capital Markets
LLC.
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Whole Foods Market Inc.
5.200% due 12/3/2025
Purchase/Trade Date:	  11/30/2015
Offering Price of Shares: $99.861
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: .055
Percentage of Fund's Total Assets: .16
Brokers:  J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Wells Fargo Securities, LLC,
Goldman, Sachs & Co., William Blair & Company,
LLC
Purchased From: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.